UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2018

Commission File No.: 333-219148

VIVIC CORP.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1353606
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Room No. #2219, Building C2, Wanda Plaza,

Luogang, Huangpu Area,

Guangzhou, Guangdong Province, China

Tel: (86)18588678480

(Principal Address)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.01 Changes in Control of Registrant.

On December 27, 2018, Honetech Inc, a Samoa company, consummates the purchase of 2,499,800 shares of common stock of Vivic Corp (“Company”) from Yoel Rosario Duran for the price of $151,984.80 and 1,999,800 shares of common stock of the Company from Dmitriy Perfilyev  for the price of $151,984.80 pursuant to the share purchase agreements entered on December 21, 2018. Upon the consummation of these transactions, Hontech Inc became the controlling shareholder of the Company. Honetech Inc used its company working capital  to purchase these shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with this share purchase transaction described in Item 5.01, on December 21, 2018, the following new members have been appointed to the board of directors and principal offices of the Company:

Wen-Chi Huang became Chairman of the Board and a Board Director.

Huilan Chen became Secretary of the Board, a Board Director and the Controller of the Company.

Cheng-Hsing Hsu became a Board Director and the Chief Financial Officer of the Company.

Yun-Kuang Kung became the Chief Executive Office of the Company.

Kuen-Horng Tsai became the Supervisor of the Board of Directors and a Board Director.

Kun-Teng Liao became a Board Director.

Effective on December 21, 2018, Yoel Rosario Duran resigned from all positions he held in the Company, including Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Board Director, effective immediately.  Dmitriy Perfilyev resigned as the Secretary of the Company, effective immediately.

Wen-Chi Huang, Chairman of the Board and Board Director, 45 years’ old, is a resident of Taiwan. He received his Bachelor degree and PhD of Physics from National Cheng-Kung University, Taiwan. He conducted Postdoctoral Research at Department of Materials, National Cheng-Kung University, Taiwan. He won the first place of United Nations Industrial Development Organization Blue Sky Award, the award of Top Ten Outstanding Young Persons in Taiwan, the distinguished scholar of the recruitment program of global experts in Zhejiang Province, China. He was the General Manager of Zhejiang Cangnan Instrument Group, New Energy Division.  He was the consultant of Guangri Group a Chinese company listed on Shanghai A stock market.  He is the Honorary President of the Macao Photovoltaic New Energy Society. He is the distinguished researcher at Zhejiang University, China,  the entrepreneurial mentor at National Chung Hsing University, Taiwan, and the entrepreneurial mentor of Youth Entrepreneurship Service, Fujian Province, China. He is the Chief Executive Officer of Taiwanese Business Association.

Huilan Chen, Board Director, Secretary and Controller, 50 years’ old, is a resident of US. She received her Bachelor’s degree in Business Administration in International Trade from Feng-Chia University, Taichung, Taiwan and her MBA degree from Cleveland State University, Ohio, US. From October 1998 to May 2002, she was the product manager of TsannKuen Enterprise Co. Ltd  Tainan, Taiwan. From October 2004 to October 2012, she was the Office Manager of Aclor Inc, Georgia, US. From December 2015 to August 2016, she was the Logistic Manager of Uni-All Group Ltd, Georgia, US.

Kuen-Horng Tsai, Supervisor of the Board of Directors and Board Director, 52 years’ old, is a resident of Taiwan. He received Master of Biomedical Engineering from National Cheng Kung University, Taiwan, in 1991 and received PhD in Biomedical Engineering from National Cheng Kung University, Taiwan, in 1997. From January 2002 to July 2005, he was an Associate Professor at Department of Management and Information Technology of Southern Taiwan University of Science and Technology. From August 2005 to January 2008, he was the Associate Professor at the Institute of Mechatronic System Engineering, National University of Tainan, Taiwan. From August 2005 to July 2015, he was the Director of Innovation Incubation Center of National University of Tainan, Taiwan. He was a project reviewer of Taiwan’s National Science Council from August 1998 to present. From January 2008 to present, he is the Professor at the Institute of Mechatronic System Engineering ,National University of Tainan, Taiwan.

Yun-Kuang Kung, Chief Executive Officer, 51 years’ old, is a resident of Taiwan. He received his MBA degree from Cleveland State University. From May 1996 to September 2016, he was the Mainland Marketing Director for Kha Shing Enterprise Co., Ltd (Taiwan). From September 2016 to present, he was the chairman of Guangzhou Montefino Yachts Co., Ltd.  (China).

Cheng-Hsing Hsu , Board Director and Chief Financial Officer, 51 years’ old, is a resident of Taiwan. He received Bachelor of Accounting from Fengjia University, Taiwan and EMBA from  Chengjung University, Taiwan. From May 1993 to February 2000, he was the Manager of Accounting Department of Great Wall Enterprise Co., Ltd, Taiwan. From February 2000 to February 2001, he was the manager of Finance Department of Catcher Technology Company, Taiwan.  From March 2001 to March, 2003, he was the Associate General Manager of Dachan Foods(Asia)Company, Hong Kong. From April 2003 to December 2018, he was the CFO of Nam Liong Group General Management Office. From June 2010 to December 2018, he was the Supervisor at Prolink Microsystems Corp., Taiwan. From May 2013 to December 2018, he was the Supervisor of TIONG LIONG Corporation.

Kun-Teng Liao, Board Director, 50 years’ old, is a resident of Taiwan.  He received a MBA degree from Seton Hall University, New Jersey, US, in 2013. From 2006 to 2016, he was the chairman of EcallBuy Trading Company Limited.

Item 8.01 Other Events

Expansion of Business Operation:

Starting December 27, 2018, the Company expands its main business operations to the research and development of yacht manufacturing, tourism, pier, real estate operations and the application of new energy saving technologies. There will be two main sections in the company's business:

(1)In mainland China and Taiwan, we will carry out the development, sales and operation of new energy electric yachts and traditional power yachts, covering the entire yacht industry chain. Through the Internet platform, we will provide our own proprietary and  third-party yacht tourism products, covering the best coastal tourism attractions in Taiwan and China including Hainan, Guangdong, Xiamen, and Quanzhou.

(2)For the global energy market, we develop a series of oil and gas energy-saving products with new energy-saving technologies. This cross-century energy-saving solution can be applied in various scenarios with oil and natural gas as energy sources. Experiments have shown that achieving energy efficiency of up to 50% in the field of large boiler energy saving has a huge market prospect. This energy-saving innovative technology will also be applied to new energy-saving ships and traditional boat reconstruction equipment to save energy. This innovative technology will bring new changes to the yachting industry and “promote a low carbon journey for tourists” to protect the global environment.

All our new services and products can be customized according to customer requirements.

Change of Principal Business Office:

Starting December 27, 2018, we change our principal business office to Room No. #2219, Building C2, Wanda Plaza, Luogang, Huangpu Area, Guangzhou, Guangdong Province, China. Tel: (86)18588678480

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Vivic Corp

By:

/s/ Yun-Kuang Kung

Yun-Kuang Kung,

Chief Executive Officer

Date: December 27, 2018